Rennova Health Returns to “Stock Day” to Discuss

Recently Filed Second Quarter Financial Statement

WEST PALM BEACH, Fla. (August 16, 2018) – Rennova Health, Inc. (OTC: RNVA), (OTC: RNVAW), (“Rennova” or the “Company”), a vertically integrated provider of industry-leading diagnostics and supportive software solutions to healthcare providers that acquired its second rural hospital in Tennessee on June 1, 2018, returns to “Stock Day” to discuss its second quarter financial statement.

Host, Everett Jolly, started the program by reminding listeners that Rennova Health, Inc., has come through a very difficult recent history and voiced his belief that the second quarter financial report demonstrates delivery and determination by management to rebuild the business into a significant sized company. He confirmed his intention to discuss the Company’s earnings report that just came out and wanted an update on further acquisitions, future growth and the status of previously announced spin outs. He later went on to voice an opinion that the Company remained undervalued with tangible assets exceeding the value of the market cap of the Company.

“With us today is the CEO of the Company, Seamus Lagan” said Everett Jolly, “bring us up-to-speed on where we’re at.”

“It’s good to be back on the show and it’s good that we managed to get our Q out early as promised on your previous show” replied Seamus Lagan, CEO of Rennova. Mr. Lagan went on to say that this is the first quarterly report that demonstrates a real uptick in revenue. He stated his belief that this Q will be one of many that will continue to demonstrate growth. Mr. Lagan confirmed the reported revenue for the second quarter of $3.3 million, reminding us that this only included one month of the new acquisition. He stated he is confident that the Company can deliver in excess of $2 million a month with the two current hospitals.

Mr. Jolly inquired if the Company remained confident in its current direction acquiring rural hospitals. Mr. Lagan responded that their belief and diligence have shown that there is an absolute need for these rural hospitals to provide services to an aging population. He voiced his opinion that a needed service reduced the sales and marketing costs and mentioned the advantages of having more than one hospital in a local area where the Company can benefit from synergies with management and services. Mr. Lagan also voiced his belief that the Company could successfully complete further acquisitions in the same geographic location and outlined the criteria for these acquisitions.

The interview concluded with reference to the timing of spin offs in coming months and Mr. Lagan saying, “I think the current financial statement is real evidence of the progress that we’ve made and I’m very confident that that growth will continue and, hopefully, accelerate over the next one or two years.”

For more information about the Company’s financial report and plans we invite you to listen to the full interview at the link below:

https://upticknewswire.com/featured-interview-ceo-seamus-lagan-of-rennova-health-inc-otcqb-rnva-7/

About Rennova Health, Inc.

Rennova owns and operates two rural hospitals in Tennessee and provides industry-leading diagnostics and supportive software solutions to healthcare providers, delivering an efficient, effective patient experience and superior clinical outcomes. Through an ever-expanding group of strategic brands that work in unison to empower customers, we are creating the next generation of healthcare. For more information, please visit www.rennovahealth.com.

Contacts:

Rennova Health, Inc.

Sebastien Sainsbury, 561-666-9818

ssainsbury@rennovahealth.com

About Uptick Newswire and the “Stock Day” Podcast:

Founded in 2013, Uptick Newswire is the fastest growing media outlet for Nano-Cap and Micro-Cap companies. It educates investors while simultaneously working with penny stock and OTC companies, providing transparency and clarification of under-valued, under-sold Micro-Cap stocks of the market. Uptick provides companies with customized solutions to their news distribution in both national and international media outlets. Uptick is the sole producer of its “Stock Day” Podcast, which is the number one radio show of its kind in America. The Uptick Network “Stock Day” Podcast is an extension of Uptick Newswire, which recently launched its Video Interview Studio located in Phoenix, Arizona.

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SOURCE:

Uptick Newswire

https://upticknewswire.com/

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